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                                                                     Exhibit 5.1


                        [Ogier & Le Masurier Letterhead]


February 13, 2003

Randgold Resources Limited
La Motte Chambers
La Motte Street
St. Helier, Jersey JE1 1BJ
Channel Islands

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Randgold Resources Limited, a company incorporated under the laws of Jersey, Channel Islands (the "Company"), relating to 2,930,130 shares of the Company's ordinary shares, US$0.10 par value per share ("Ordinary Shares") to be issued pursuant to the Randgold Resources Share Option Scheme (the "Scheme").

         As Jersey, Channel Islands counsel to the Company, we have examined such originals or copies certified or other corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In such examination we have assumed the genuineness of all signatures, the authenticity of such documents submitted to us as originals, accuracy and completion of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

         As matters of fact material to this opinion, we have made due inquiries with and relied on the statements of officers and the representatives of the Company, public officials or others.

         Based upon the foregoing, we are of the opinion that:

         1. All necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Ordinary Shares pursuant to the Scheme; and

         2. The Ordinary Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Scheme, will be duly authorized, validly issued, fully paid and non-assessable.


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         We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to the above-mentioned Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.



                                                         Yours faithfully,



                                                         /s/ Ogier & Le Masurier